Exhibit 99.1

CastlePoint Reports Second Quarter 2008 Results

HAMILTON, Bermuda--(BUSINESS WIRE)--CastlePoint Holdings, Ltd. (NASDAQ:CPHL) today reported net income of $10.3 million and basic and diluted earnings per share of $0.27 for the second quarter of 2008. Operating earnings for the second quarter of 2008 were $13.2 million and $0.35 per share(a).

Key Operating Highlights (all percentage increases compare the second quarter results to the same period in 2007):

  Operating income and operating earnings per share on a diluted basis increased by 25.5% and 29.6%, respectively, during the second quarter.
  Operating return on average equity for the second quarter was 12.6%.
  Net premiums written for the quarter were $128.1 million, an increase of 59.1% from the prior year period.
  The combined ratio for our reinsurance and insurance segments combined was 91.3% for the quarter.

(a)Note on Non-GAAP Financial Measures: Operating income excludes net realized gains (losses) and unrealized gains (losses) included in net investment income. Operating income, operating earnings per share, and operating return on average equity are common performance measurements for property and casualty insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. Additionally, these are key internal management performance measures.

	Three Months	Three Months	Six Months	Six Months
	Ended June	Ended June	Ended June	Ended June
	30, 2008	30, 2007	30, 2008	30, 2007
	($ in thousands, except per share data)

Net premiums written	128,073	80,512	246,163	152,406

Net premiums earned	110,815	54,940	211,219	101,536
Net investment income:
Net investment income excl Partnership	8,778	8,088	16,914	13,879
Realized and unrealized losses on investment in Partnership (1)	(551)	0	(3,530)	0
Total net investment income	8,227	8,088	13,384	13,879

Net realized losses on investments	(2,801)	(25)	(1,436)	(19)

Total revenues	124,612	63,677	239,516	117,631
Net income	10,314	10,518	19,879	17,589

Earnings Per Share – Basic	$0.27	$0.27	$0.52	$0.51
Earnings Per Share – Diluted	$0.27	$0.27	$0.52	$0.51
Return on Average Equity	9.8%	10.4%	9.4%	10.2%

Excluding realized and unrealized gains (losses), net of tax: (2)
Net income excluding realized and unrealized gains (losses), net of tax	13,234	10,543	24,277	17,608
Reconciliation to Net Income:
Realized and unrealized losses on investment in Partnership (1)	(551)	0	(3,530)	0
Net realized losses on investments	(2,801)	(25)	(1,436)	(19)
Tax effect on realized and unrealized gain (losses)	432	0	568	0
Net income	10,314	10,518	19,879	17,589
Earnings per share – Basic	$0.35	$0.27	$0.63	$0.51
Earnings per share – Diluted	$0.35	$0.27	$0.63	$0.51
Return on Average Equity	12.6%	10.4%	11.5%	10.2%

(1) Realized and unrealized gains and losses from our investment in a limited partnership were recorded as a component of net investment income

(2) Excluding realized and unrealized gains (losses) on all investments including limited partnerships

Book value as of June 30, 2008 was $423.3 million, which was $11.05 per share.

For the six months ended June 30, 2008, operating earnings was $24.3 million or $0.63 per share, and net income was $19.9 million or $0.52 per share.

Net earned premiums increased 101.7% to $110.8 million in the second quarter of 2008 from $54.9 million for the same period in 2007. Gross written premiums from clients other than Tower were 26% of total, which compares to 35% of gross written premiums from clients other than Tower in the first quarter 2008. The decline in the percentage of business from clients other than Tower reflects our desire to maintain underwriting and pricing discipline in a more challenging reinsurance market environment.

Net investment income increased by 1.7% to $8.2 million for the three months ended June 30, 2008, as compared to $8.1 million for the same period in 2007.

The net investment income in the quarter includes charges for other-than-temporary-impairments of $3.4 million that are isolated to a small portion of our investment portfolio with carried value of approximately $12.4 million at June 30, 2008. In July 2008, $8.0 million of these investments were sold resulting in an additional loss of $2.1 million. The remaining $4.4 million of these assets are expected to be sold before year-end with no significant additional loss.

The overall investment portfolio is $764.9 million and is comprised of highly rated investments with an average credit rating of AA. The overall book yield on the investment portfolio was 5.2% as of June 30, 2008.

CastlePoint Re, our Bermuda-based reinsurance subsidiary, assumed 35% of Tower’s brokerage business as well as 50% of CastlePoint Insurance Company’s program business in the quarter. Net premiums written increased by 43.0% to $95.8 million for the three months ended June 30, 2008, compared to $67.0 million for the same period in the prior year. The net combined ratio was 90.7% in the quarter as compared to 86.7% for the same prior year period.

CastlePoint Insurance Company had net written premiums in the second quarter of $32.3 million. The combined ratio for CastlePoint Insurance Company in the second quarter was 93.2% on a net basis primarily reflecting costs for ceded property catastrophe protection, and was 84.0% on a gross basis before ceded reinsurance.

Additional Highlights and Disclosures:

Dividend Declaration

CastlePoint Holdings, Ltd. Board of Directors previously had approved a quarterly dividend of $0.05 per share payable September 30, 2008 to stockholders of record as of September 15, 2008.

About CastlePoint Holdings, Ltd.

CastlePoint, a Bermuda-based holding company, through its subsidiaries, CastlePoint Reinsurance Company, CastlePoint Management Corp., and CastlePoint Insurance Company, provides property and casualty insurance and reinsurance business solutions, products and services to small insurance companies and program underwriting agents in the United States.

CPHL-F

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This press release or any other written or oral statements made by or on behalf of CastlePoint may include forward-looking statements that reflect CastlePoint’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “project,” ”guide or guidance,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause CastlePoint’s actual results to differ materially from those indicated in these statements. The company believes that these factors include, but are not limited to: ineffectiveness or obsolescence of its business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than CastlePoint’s underwriting, reserving or investment practices anticipate based on historical experience or industry data; the ability to obtain necessary governmental licenses; the ability to hire and retain executive officers and other key personnel; the ability to make certain acquisitions in a timely fashion necessary to fulfill the company’s business plan; the effects of acts of terrorism or war; developments in the world’s financial and capital markets that adversely affect the performance of the company’s investments; changes in regulations or laws applicable to CastlePoint, its subsidiaries, brokers or customers including tax laws in Bermuda and the United States; acceptance of CastlePoint’s products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of CastlePoint’s reinsurers to pay claims timely or at all; decreased demand for the company’s insurance or reinsurance products; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under CastlePoint’s insurance policies or the policies that it reinsures; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and CastlePoint undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information visit CastlePoint’s website at http://www.castlepoint.bm/.

CastlePoint Holdings, Ltd.
Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2008	2007
	($ in thousands share except per share amounts)
Assets

Fixed-maturity securities, available-for-sale, at fair value	$556,431	$484,972
(amortized cost $570,734 for 2008; $484,523 for 2007)
Equity securities, available-for-sale, at fair value	52,020	42,402
(cost $56,810 for 2008; $44,036 for 2007)
Short-term investments, available-for-sale, at fair value
(amortized cost $16,911 for 2008; $0 for 2007)	16,911	-
Total available-for-sale investments	625,362	527,374
Investment in Partnerships, equity method	4,974	8,503
Common trust securities - statutory business trusts, equity method	4,022	4,022
Total investments	634,358	539,899

Cash and cash equivalents	149,362	153,632
Accrued investment income	4,204	4,064
Premiums receivable	160,957	125,597
Premiums receivable - programs	25,568	9,083
Prepaid reinsurance premiums	10,001	3,475
Reinsurance recoverable on paid loss & loss adjustment expense	1,366	22
Reinsurance recoverable on unpaid loss & loss adjustment expense	4,449	-
Deferred acquisition costs	85,439	73,073
Deferred income taxes	9,189	7,051
Deferred financing fees	3,610	3,673
Other assets	12,858	7,174
Total Assets	$1,101,361	$926,743

Liabilities and Shareholders' Equity

Liabilities
Loss and loss adjustment expenses	$191,287	$121,426
Unearned premium	258,987	217,518
Losses payable	20,672	8,527
Premiums payable - programs	47,102	16,257
Accounts payable and accrued expenses	2,145	3,592
Payable for securities	14,844	-
Other liabilities	9,015	3,595
Subordinated debentures	134,022	134,022
Total Liabilities	678,074	504,937

Shareholders’ Equity
Common shares ($0.01 par value, 100,000,000 shares authorized, 38,305,735 shares issued as of June 30, 2008 and 38,289,430 shares issued as of December 31, 2007)	383	383
Additional paid-in-capital	386,203	385,057
Accumulated other comprehensive net loss	(17,722)	(1,051)
Retained earnings	54,423	37,417
Total Shareholders' Equity	423,287	421,806
Total Liabilities and Shareholders' Equity	$1,101,361	$926,743

CastlePoint Holdings, Ltd.
Consolidated Statements of Income and
Comprehensive Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	($ in thousands, except share and per share amounts)
Revenues
Net premiums earned	$110,815	$54,940	$211,219	$101,536
Insurance services revenue	8,371	674	16,349	2,235
Net investment income	8,227	8,088	13,384	13,879
Net realized loss on investments	(2,801)	(25)	(1,436)	(19)
Total Revenues	124,612	63,677	239,516	117,631

Expenses
Loss and loss adjustment expenses	60,660	27,982	115,195	53,308
Commission and other acquisition expenses	45,485	19,389	87,009	35,962
Other operating expenses	6,196	4,379	12,633	7,715
Interest expense	2,826	2,153	5,669	4,354
Total Expenses	115,167	53,903	220,506	101,339

Income before income taxes	9,445	9,774	19,010	16,292
Income tax benefit	869	744	869	1,297
Net Income	$10,314	$10,518	$19,879	$17,589

Comprehensive Income
Net income	$10,314	$10,518	$19,879	$17,589
Other comprehensive income (loss):
Gross unrealized investment holding losses arising during period	(8,926)	(6,661)	(19,377)	(5,945)

Less: reclassification adjustment for losses incl. in net income	(2,801)	(25)	(1,436)	(19)
Other comprehensive loss	(6,125)	(6,636)	(17,941)	(5,926)

Income tax recovery related to items of other comprehensive income	496	614	1,270	585
Total other comprehensive loss	(5,629)	(6,022)	(16,671)	(5,341)

Comprehensive Income	$4,685	$4,496	$3,208	$12,248

Earnings Per Share
Basic earnings per common share	$0.27	$0.27	$0.52	$0.51
Diluted earnings per common share	$0.27	$0.27	$0.52	$0.51

Weighted-Average Common Shares Outstanding:
Basic	38,277,704	38,277,148	38,280,012	34,349,404
Diluted estimated	38,299,090	38,848,730	38,410,038	34,718,272

Reinsurance Segment Results of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	($ in thousands)
Revenues
Premiums earned
Gross premiums earned	$81,831	$53,610	$158,283	$100,206
Less: ceded premiums earned	(25)	—	(34)	—
Net premiums earned	81,806	53,610	158,249	100,206

Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	45,348	27,264	86,689	52,590
Less: ceded loss and loss adjustment expenses	—	—	—	—
Net loss and loss adjustment expenses	45,348	27,264	86,689	52,590
Underwriting expenses
Ceding commission expense	27,812	18,348	53,465	33,705
Other underwriting expenses	1,034	839	2,125	1,489
Total underwriting expenses	28,846	19,187	55,590	35,194

Underwriting Profit	$7,612	$7,159	$15,970	$12,422

Key Measures
Premiums written
Gross premiums written	$95,800	$66,978	$189,967	$138,874
Less: ceded premiums written	(24)	—	(33)	—
Net premiums written	$95,776	$66,978	$189,934	$138,874

Loss Ratios
Gross	55.4%	50.9%	54.8%	52.5%
Net	55.4%	50.9%	54.8%	52.5%
Accident Year Loss Ratios
Gross	55.6%	52.2%	55.1%	52.7%
Net	55.6%	52.2%	55.1%	52.7%
Underwriting Expense Ratios
Gross	35.3%	35.8%	35.1%	35.1%
Net	35.3%	35.8%	35.1%	35.1%
Combined Ratios
Gross	90.7%	86.7%	89.9%	87.6%
Net	90.7%	86.7%	89.9%	87.6%

Insurance Segment Results of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	($ in thousands)
Revenues
Premiums earned
Gross premiums earned	$38,307	$1,330	$69,901	$1,330
Less: ceded premiums earned	(9,298)	—	(16,932)	—
Net premiums earned	29,009	1,330	52,969	1,330
Ceding commission revenue	1,346	—	2,408	—
Total revenue	30,355	1,330	55,377	1,330
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	19,123	718	35,602	718
Less: ceded loss and loss adjustment expenses	(3,811)	—	(7,095)	—
Net loss and loss adjustment expenses	15,312	718	28,507	718
Underwriting expenses
Ceding commission expense	11,882	549	21,893	549
Other underwriting expenses	1,196	19	1,932	21
Total underwriting expenses	13,078	568	23,825	570
Underwriting Profit	$1,965	$44	$3,045	$42

Key Measures
Premiums written
Gross premiums written	$42,403	$13,533	$77,352	$13,533
Less: ceded premiums written	(10,107)	—	(21,124)	—
Net premiums written	$32,296	$13,533	$56,228	$13,533
Loss Ratios
Gross	49.9%	54.0%	50.9%	54.0%
Net	52.8%	54.0%	53.8%	54.0%
Accident Year Loss Ratios
Gross	51.6%	54.0%	51.2%	54.0%
Net	55.2%	54.0%	54.4%	54.0%
Underwriting Expense Ratios
Gross	34.1%	42.7%	34.1%	42.8%
Net	40.4%	42.7%	40.4%	42.8%
Combined Ratios
Gross	84.0%	96.7%	85.0%	96.8%
Net	93.2%	96.7%	94.2%	96.8%

Insurance Services Segment Results of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	($ in thousands)
Revenues
Direct commission revenue from programs	$9,286	$674	$17,995	$2,235
Total Revenues	9,286	674	17,995	2,235

Expenses
Direct commissions expense for programs	8,052	492	15,705	1,708
Other insurance services expenses	2,023	1,788	4,003	3,132
Total Expenses	10,075	2,280	19,708	4,840
Insurance Services Loss	$(789)	$(1,606)	$(1,713)	$(2,605)

CONTACT:
CastlePoint Holdings, Ltd.
Senior Vice President and Chief Financial Officer
Joel Weiner, 441-294-6400
Joel.Weiner@CastlePoint.bm